QuickLinks -- Click here to rapidly navigate through this document

FIRST AMENDMENT TO LOAN AGREEMENT
AND OTHER LOAN DOCUMENTS

        This FIRST AMENDMENT TO LOAN AGREEMENT AND OTHER LOAN DOCUMENTS (this "First Amendment"), dated as of June 30, 2001, is by and between PRACTICEWORKS, INC., a Delaware corporation ("Borrower"), and FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender"). All capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in Section 1 below.

R E C I T A L S

        A.    Borrower and Lender entered into that certain Loan Agreement dated as of March 5, 2001 (as amended prior to the date hereof, the "Existing Loan Agreement"), pursuant to which Lender, among other things, made certain loans and other financial accommodations to Borrower, subject to the terms and conditions therein set forth.

        B.    Borrower has requested that Lender agree, and Lender has agreed, to amend the Existing Loan Agreement and the other Loan Documents in certain respects, subject to the terms and conditions herein set forth.

        NOW, THEREFORE, in consideration of the foregoing and other mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and subject to the terms and conditions hereof, Borrower and Lender hereby agree as follows:

        1.    Definitions. All capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Existing Loan Agreement, as amended by this First Amendment.

        2.    Amendments to the Existing Loan Agreement. The Existing Loan Agreement is amended as set forth below:

          2.1  Section 7.6. Section 7.6 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

            "7.6 Capital Expenditures. Make or incur any Capital Expenditures (other than Acquisitions consented to by Lender in writing, in its sole and absolute discretion) to the extent the aggregate amount of all Capital Expenditures of Borrower and its Subsidiaries for any period set forth below exceeds the amount set forth below opposite such period:

Period	Maximum Amount
Fiscal Year 2001	$3,600,000
Fiscal Year 2002	$4,100,000
Each Fiscal Year Thereafter	$4,300,000"

          2.2  Section 7.23. Section 7.23 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

            "7.23 Minimum Liquidity. Permit the sum of (i) cash and Cash Equivalents of Borrower and its Subsidiaries as of the last day of any quarter set forth below, plus (ii) $2,500,000, to be less than the amount set forth below opposite such date:

Date	Minimum Amount
March 31, 2001	$6,375,000
June 30, 2001	$5,395,000
September 30, 2001	$4,255,000
December 31, 2001	$2,932,000
March 31, 2002	$2,835,000
June 30, 2002	$3,455,000
September 30, 2002	$4,955,000
December 31, 2002	$7,575,000
March 31, 2003	$11,125,000
June 30, 2003	$15,715,000
and Thereafter"

          2.3  Borrower hereby agrees and acknowledges that the term "Warrants," as defined in the Existing Loan Agreement, shall be deemed to include for all purposes under the Existing Loan Agreement, as amended, the "First Amendment Warrant," as defined in this First Amendment.

        3.    Conditions to Effectiveness. The effectiveness of this First Amendment shall be subject to the satisfaction of all of the following conditions in a manner, form and substance satisfactory to Lender:

          (a)  Representations and Warranties. All of the representations and warranties of Borrower and its Subsidiaries set forth in the Loan Documents, as amended hereby, shall be true and correct in all material respects (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

          (b)  Delivery of Documents. The following shall have been delivered to Lender, each duly authorized and executed and in form and substance satisfactory to Lender:

            (1)  this First Amendment;

            (2)  a warrant for shares of common stock of Borrower (the "First Amendment Warrant");

            (3)  such evidence of the authority of Borrower to execute, deliver and perform the obligations under this First Amendment and the other agreements, documents and instruments to be executed and delivered by Borrower pursuant to the terms of this First Amendment (including, without limitation, the First Amendment Warrant) (collectively, the "Other Amendment Documents"), as Lender reasonably may require, including but not limited to certified copies of resolutions duly adopted by the board of directors of Borrower authorizing the execution and delivery of, and performance of its obligations under, this First Amendment and the Other Amendment Documents; and

            (4)  such other instruments, documents, agreements, certificates, consents, waivers and opinions as Lender reasonably may request.

          (c)  Approvals. The approval and/or consent shall have been obtained from all Persons whose approval or consent is necessary or required to enable Borrower to enter into this First Amendment and the Other Amendment Documents and to perform its obligations hereunder and thereunder;

          (d)  Material Adverse Change. No event shall have occurred since the date on which financial statements shall have been most recently delivered to Lender under the terms of the Existing Loan Agreement which has had or reasonably could be expected to have a Material Adverse Effect.

          (e)  Performance; No Default. Borrower and its Subsidiaries shall have performed and complied with all agreements, covenants and conditions contained in the Loan Documents to be performed by or complied with by Borrower and its Subsidiaries prior to the date hereof, and no Event of Default or Incipient Default shall exist.

          (f)    Proceedings and Documents. All corporate and other proceedings in connection with the execution and delivery of this First Amendment and the Other Amendment Documents by Borrower and its Subsidiaries shall be satisfactory to Lender.

          (g)  Payment of Fees and Expenses. Borrower shall have paid all fees and expenses of Lender incurred in connection with this First Amendment and the Other Amendment Documents, including, without limitation, attorneys' fees and expenses.

The date on which all of the conditions set forth in this Paragraph 3 shall have satisfied or waived in writing by Lender shall be deemed to be the "Effective Date" of this First Amendment. The execution and delivery by Borrower of this First Amendment shall be a representation and warranty by Borrower that the conditions set forth in paragraphs (a), (c), (d), (e) and (f) above have been satisfied in all respects as of the date hereof.

        4.    References. From and after the Effective Date, all references in the Existing Loan Agreement and the other Loan Documents to (i) the "Loan Agreement" or such Loan Document shall be deemed to refer to the Existing Loan Agreement or such Loan Document, as applicable, as amended hereby, and (ii) a term defined in the Existing Loan Agreement shall be deemed to refer to such defined term as amended by this First Amendment.

        5.    Representations and Warranties. Borrower hereby confirms to Lender that the representations and warranties set forth in the Existing Loan Agreement and the other Loan Documents, as amended by this First Amendment, are true and correct in all respects as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date), and shall be deemed to be remade as of the date hereof. Borrower hereby represents and warrants to Lender that (i) Borrower has full power and authority to execute and deliver this First Amendment and the Other Amendment Documents and to perform its obligations hereunder and thereunder, (ii) upon the execution and delivery hereof and thereof, this First Amendment and the Other Amendment Documents shall be valid, binding and enforceable upon Borrower in accordance with their terms, (iii) the execution and delivery of this First Amendment and the Other Amendment Documents do not and will not contravene, conflict with, violate or constitute a default under (A) the articles or certificate or incorporation or bylaws of Borrower, (B) any subordination agreement executed in connection therewith or (C) any applicable law, rule, regulation, judgment, decree or order or any agreement, indenture or instrument to which Borrower is a party or is bound or which is binding upon or applicable to all or any portion of Borrower's Property, (iv) no Incipient Default or Event of Default exists, (v) such Borrower's Property is free and clear of all Liens other than Permitted Liens and (vi) Borrower does not have Indebtedness for Borrowed Money except as otherwise permitted under the Existing Loan Agreement.

        6.    Costs and Expenses. Borrower agrees to reimburse Lender for all fees and expenses incurred in the preparation, negotiation and execution of this First Amendment and the Other Amendment Documents and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the fees and expenses of counsel for Lender.

        7.    No Further Amendments; Ratification of Liability. Except as amended hereby, the Existing Loan Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with their respective terms. Borrower hereby ratifies and confirms its liabilities, obligations and agreements under the Existing Loan Agreement and the other Loan Documents, all as amended by this First Amendment, and the Liens created thereby and the guarantees made by Borrower, as applicable, and acknowledges that (i) it has no defenses, claims or set-offs to the enforcement by Lender of such liabilities, obligations and agreements, (ii) Lender has fully performed all obligations to Borrower and its Subsidiaries which Lender may have had or has on and as of the date hereof and (iii) other than as specifically set forth herein, Lender does not waive, diminish or limit any term, condition or covenant contained in the Existing Loan Agreement or any of the other Loan Documents. Lender's agreement to the terms of this First Amendment shall not be deemed to establish or create a custom or course of dealing among Lender, Borrower and/or any of its Subsidiaries.

        8.    Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

        9.    Further Assurances. Borrower covenants and agrees that it will, and will cause each of its Subsidiaries to, at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as reasonably may be required by Lender in order to effectuate fully the intent of this First Amendment.

        10.    Severability. If any term or provision of this First Amendment or the application thereof to any party or circumstance shall be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the validity, legality and enforceability of the remaining terms and provisions of this First Amendment shall not in any way be affected or impaired thereby, and the affected term or provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this First Amendment.

        11.    Captions. The captions in this First Amendment are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this First Amendment or any of the provisions hereof.

[remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, this First Amendment has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.

PRACTICEWORKS, INC.
By:	/s/ JAMES A. COCHRAN
Its:	Chief Financial Officer
FINOVA CAPITAL CORPORATION, a Delaware corporation
By:	/s/ MICHAEL P. KELLER
Vice President

QuickLinks

FIRST AMENDMENT TO LOAN AGREEMENT AND OTHER LOAN DOCUMENTS
R E C I T A L S